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                                                                      EXHIBIT 3I

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

    Under Section 14A:9-4(3) of Title 14A, Corporations, General, of the New Jersey Statutes, the undersigned does hereby amend the Certificate of Incorporation of mPhase Technologies, Inc. as follows:

    1.  Amendment:

    The authorized shares of the Corporation are hereby changed to 150,000,000 shares, no par value, from 50,000,000 shares, no par value, by deleting Paragraph 4 of the Certificate of Incorporation, as corrected, which reads as follows:

        "4. THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 50,000,000, NO PAR VALUE." and inserting in place thereof:

        "4. THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 150,000,000, NO PAR VALUE."

    2.  Date of Adoption:

    The date of the adoption of this Amendment to the Certificate of Incorporation by the Shareholders was May 5, 2000.

    3.  Number of Shares Outstanding and Entitled to Vote:

    The number of shares of the capital stock of the Corporation entitled to vote on the adoption of this Amendment to the Certificate of Incorporation was TWENTY-EIGHT MILLION ONE HUNDRED FOUR THOUSAND EIGHT HUNDRED TWENTY-FIVE (28,104,825) shares.

    4.  Number of Shares Voted:

    The number of shares of capital stock of the Corporation which voted for the adoption of said Amendment was 14,478,469 shares and the number of shares voted against the adoption of said Amendment was 435,755 shares. Shares not voting were 13,190,601 shares.

    The undersigned as President of the above Corporation has signed this Certificate of Amendment of Certificate of Incorporation this 31st day of August, 2000.

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ATTEST:                                        MPHASE TECHNOLOGIES, INC.

                                               s/ RONALD A. DURANDO
/s/ ROBERT H. JAFFE                            --------------------------------------------
--------------------------------------------   Ronald A. Durando
Robert H. Jaffe                                President
Assistant Secretary
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